Exhibit 99.1

Amendment Agreement

This Amendment Agreement (this “Amendment”), dated as of April 23, 2026, is by and between U.S. GoldMining Inc., a Nevada corporation (the “Company”), and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).

WITNESSETH

Whereas, the Company and the Warrant Agent are party to that certain Warrant Agency Agreement, dated as of March 9, 2023 (the “Agency Agreement”), pursuant to which the Warrant Agent agreed to serve as the warrant agent in connection with the Company’s initial public offering of an aggregate of 2,000,000 units (each a “Unit” and collectively, the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”), pursuant to an effective registration statement, as amended on Form S-1 (File No. 333-269693);

WHEREAS, pursuant to Section 20(a) of the Agency Agreement, the Company and the Warrant Agent may from time to time supplement or amend the Agency Agreement without the approval of any holders of Warrants, to make any provisions with regard to matters or questions arising thereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrants in any material respect;

Whereas, the Company and the Warrant Agent desire to amend certain provisions of the Agency Agreement as set forth herein;

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Amendment.

(i)	Section 7(a) of the Agency Agreement is hereby amended and restated in its entirety as follows (emphasis added):

“(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at or prior to the Close of Business on the Termination Date; provided, that, the Company, in its sole discretion, may extend the duration of the Warrants by delaying the Termination Date. Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon providing the items required by Section 7(c) below to the Warrant Agent at the principal office of the Warrant Agent or to the office of one of its agents as may be designated by the Warrant Agent from time to time. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Exercise Notice and payment of the Exercise Price pursuant to Section 2(a) of the Warrant. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services provided under this Agreement will be in its name and that the Warrant Agent may receive investment earnings in connection with the investment at Warrant Agent risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or Exercise Price.”

2.	Counterparts; Facsimile Execution. This Amendment may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.	Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 23 OF THE AGENCY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

4.	Terms and Conditions of the Agency Agreement; Warrants. Except as modified and amended herein, all of the terms and conditions of the Agency Agreement and the Warrants shall remain in full force and effect.

[Signature pages follow immediately.]

[Signature Page to Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment Agreement as of the date first above written.

Company:

U.S. GoldMining Inc.

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Chief Executive Officer

Warrant Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President